Exhibit 10.1

AMENDMENT NO. 2 TO BRIDGE FINANCING AGREEMENT , AGREEMENT TO REDUCE (I) THE CONVERSION PRICE OF CERTAIN SENIOR SECURED CONVERTIBLE PROMISSORY NOTES AND (II) THE EXERCISE PRICE OF CERTAIN COMMON STOCK PURCHASE WARRANTS AND CANCELLATION OF WARRANT (this “Agreement” or “Amendment No. 2”), is made as of August 12, 2015 (“Effective Date”), by and among GPB Life Science Holdings LLC (the “Lender”), and InterCloud Systems, Inc., a Delaware corporation (together with all of its successors and current and future direct and/or indirect Subsidiaries, collectively, the “Borrower,” and, collectively with the Lender, the “Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to the Bridge Financing Agreement, made effective as of December 3, 2014 by and between the Borrower and the Lender (the “BFA”), the Borrower sold to the Lender a (i) 12% Senior Secured Note of the Borrower in the aggregate principal amount of $2,500,000 (Note No.:GPB-1), Issue Date: December 3, 2014 (“Note 1”), and (ii) four (4) year common stock purchase warrant of the Borrower (Warrant No.:GPB-1), Original Issue Date: December 3, 2014, to purchase 250,000 Warrant Shares (“Warrant No. 1”);

WHEREAS, pursuant to the Agreement to Purchase the $1,500,000 Additional Note, dated December 24, 2014, by and between the Borrower and the Lender (the “12/24/2014 Agreement”), the Borrower sold to the Lender pursuant to Section 2.13 of the BFA a (i) 12% Senior Secured Note of the Borrower in the aggregate principal amount of $1,500,000 (Note No.:GPB-2), Issue Date: December 24, 2014 (“Note 2,” and together with Note 1, collectively, the “2 Original Notes”), and (ii) four (4) year common stock purchase warrant (Warrant No.:GPB-2), Original Issue Date December 24, 2014, to purchase 150,000 Warrant Shares (“Warrant No. 2,” and, collectively with Warrant No. 1, the “2 Original Warrants”);

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of May 15, 2015 between the Parties (the “SPA”) and Amendment No. 1 to the Bridge Financing Agreement, made as of May 14, 2015, by and among the Parties (“Amendment No. 1”), the Borrower, among other items (i) sold to the Lender a 12% senior secured convertible note of the Borrower (Note No.: GPB-3), Issue Date: May 14, 2015, in the aggregate principal amount of $2,000,000 (the “$2,000,000 Note”), and (ii) amended and restated the 2 Original Notes by issuing to the Lender (a) Amended and Restated 12% Senior Secured Convertible Note No. 1 in the aggregated principal amount of $2,500,000 (which continued to be identified as Note No.: GPB-1), Original Issue Date: December 3, 2015 (“A/R Note 1”), in exchange for and to amend and restate Note 1; and (b) Amended and Restated 12% Senior Secured Convertible Note No. 2 in the aggregate principal amount of $1,500,000 (which continued to be identified as Note No.: GPB-2, Original Issue Date: December 24, 2015 (“A/R Note 2”), and together with A/R Note 1, collectively, the “2 A/R Notes”), in exchange for and to amend and restate Note 2, which 2 Amended and Restated Notes together with the $2,000,000 Note shall collectively be referred to as the “3 Notes”);

WHEREAS, pursuant to the SPA and Amendment No. 1, the Borrower (i) amended and restated the 2 Original Warrants by issuing to the Lender a (a) four (4) year Amended and Restated Warrant No. 1 of the Borrower (which continued to be identified as Warrant No. GPB-1); Original Issue Date: December 3, 2015, to purchase 250,000 Warrant Shares (“A/R Warrant 1”); and (b) four (4) year Amended and Restated Warrant No. 2 of the Borrower (which continued to be identified as Warrant No. GPB-2); Original Issue Date: December 24, 2014, to purchase 150,000 Warrant Shares (“A/R Warrant 2”, and together with A/R Warrant 1, collectively, the “2 A/R Warrants”); (ii) issued to the Lender a (a) four (4) year Additional Warrant of the Borrower (Warrant No. GPB-3); Original Issue Date: May 14, 2015, to purchase 200,000 Warrant Shares of the Borrower (the “Additional Warrant”), and (b) four (4) year Restructuring Warrant of the Borrower (Warrant No.: GPB-4); Original Issue Date: May 14, 2015; to purchase 50,000 Warrant Shares (the “Restructuring Warrant,” and together with the 2 A/R Warrants and the Additional Warrant, collectively, the “4 Warrants”);

WHEREAS, the BFA, the 12/24/2014 Agreement, the SPA, Amendment No. 1, this Agreement and together with all supplements, exhibits, schedules and annexes to each of such agreements, shall collectively be referred to as the “Loan Agreement.”

WHEREAS, pursuant to this Agreement, the Parties have agreed to, among other items set forth in this Agreement, the 3 Existing Notes and the 3 Existing Warrants (both as defined below) (i) cancel the Restructuring Warrant; (ii) amend and restate the 2 A/R Notes and the $2,000,000 Note to, among other items, reduce the Conversion Price of the 2 A/R Notes and the $2,000,000 Note from $3.75 to $2.00 per share; (iii) amend and restate the 2 A/R Warrants and the Additional Warrant (collectively, the “3 Existing Warrants”) to reduce the Exercise Price of such 3 Existing Notes from $3.75 per share to $2.00 per Warrant Share, (iv) increase the number of, and change, the Amortization Payment Dates on which the Borrower is required, pursuant to the Loan Agreement, to make scheduled Amortization Payments to the Lender and decrease the amount of each Amortization Payment; and (v) provided certain conditions are met, permit the Borrower to make Amortization Payments in Conversion Shares; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties, intending to be legally bound hereby agree as follows:

AGREEMENT

1)	Ratifications. Except as otherwise expressly provided herein and in the 3 Existing Notes as of the Closing Date, (i) the Loan Agreement and each other Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects as of the date hereof (ii) the $6,000,000 aggregate principal amount of the 3 Notes are issued and outstanding, (iii) $5,000 of legal fees and expenses is owed to the Lender’s legal counsel in connection with legal services performed by such counsel for the Lender pursuant to Section 9.4(B) of the Loan Agreement following the closing of the purchase by the Lender of the $2,000,000 Note (the “Lender’s Accrued Expenses”); and (iv) no Event of Default, or default exists as of the date hereof (or with the passage of time and/or the giving of notice, will exist or could occur), under any of the Documents including, but not limited to, the Loan Agreement, the Security Agreement and/or the 3 Notes.

2)	The Transactions. Upon the execution of this Agreement (the “Closing Date”) by the Parties hereto, the following transactions shall be deemed to occur simultaneously and shall be referred to as the “Closing”:

(a)	Reduction in Conversion Price of the $2,000,000 Note and 2 A/R Notes. The Conversion Price of the $2,000,000 Note and the 2 A/R Notes is hereby reduced from $3.75 to $2.00 per share; and the Borrower shall at Closing issue to the Lender, as a condition to the Lender executing this Agreement a (i) 12% New 2nd Amended and Restated Senior Secured Promissory Note in the aggregate principal amount of $2,500,000, in the form annexed hereto as Exhibit A (“New A/R Note 1”), which New A/R Note 1 is being issued in exchange for and to amend and restate A/R Note 1; (ii) 12% New 2nd Amended and Restated Senior Secured Promissory Note in the aggregate principal amount of $1,500,000, in the form annexed hereto as Exhibit B ( “New A/R Note 2”, and collectively with New A/R Note 1, the “2 New Amended and Restated Notes”), which New A/R Note 2 is being issue in exchange for and to amend and restate A/R Note 2, and (iii) 12% Amended and Restated Senior Secured Promissory Note in the aggregate principal amount of $2,000,000 in the form annexed hereto as Exhibit C (the “A/R $2,000,000 Note” and together with the 2 New Amended and Restated Notes, collectively, the “3 Existing Notes”), which A/R $2,000,000 Note is being issued in exchange for and to amend and restate the $2,000,000 Note;

(b)	Reduction in Exercise Price of the Additional Warrant and 2A/R Warrants. The Exercise Price of the Additional Warrant and the 2 A/R Warrants is hereby reduced from $ 3.75 to $2.00 per Warrant Share, and the Borrower shall at Closing issue to the Lender, as a condition to the Lender executing this Agreement a (i) New 2nd Amended and Restated Warrant to purchase 250,000 Warrant Shares (”New A/R Warrant 1”), in the form annexed hereto as Exhibit D, which New A/R Warrant 1 is being issued in exchange for and to amend and restate A/R Warrant 1; (ii) New 2nd Amended and Restated Warrant to purchase 150,000 Warrant Shares (“New A/R Warrant 2,” and together with New A/R Warrant 1, collectively the “2 New Restated Warrants”), which new A/R Warrant 1 is in the form annexed hereto as Exhibit E, and which New A/R Warrant 2 is being issued in exchange for and to amend and restate A/R Warrant 2, and (iii) Amended and Restated Additional Warrant to purchase 200,000 Warrant Shares in the form annexed hereto as Exhibit F (the “A/R Additional Warrant,” and, together with the 2 New Amended and Restated Warrants, collectively, the “3 Existing Warrants”), which A/R Additional Warrant is being issued in exchange for and to amend and restate the Additional Warrant.

(c)	Cancellation of the Restructuring Warrant. The Restructuring Warrant to purchase 50,000 Warrant Shares shall be canceled in its entirety and of no further force and effect.

(d)	Change of Date of Initial Amortization Payment. The Loan Agreement is hereby amended by deleting in its entirety the text of Section 9 of Amendment No. 1 and replacing the text of Section 9 with the following:

“Amortization Payments. On each of November 5, 2015, December 7, 2015, January 5, 2016, February 5, 2016, March 7, 2016 and April 5, 2016 (each, an “Amortization Payment Date”), the Borrower shall pay to the Lender in immediately available funds by wire transfer pursuant to the wiring instructions provided by the Lender to the Borrower (each, an “Amortization Payment”) $562,500 (the “Amortization Amount”), each of which such $562,500 Amortization Payments if paid in cash shall be applied as follows: (i) First, to pay all amounts due under the Documents, excluding principal and accrued but unpaid interest on the 3 Existing Notes, (ii) Second, to pay all accrued but unpaid interest on the 3 Existing Notes, and (iii) Third, to pay outstanding principal amounts due on the 3 Existing Notes with: the remaining portion of the particular $562,500, Amortization Payment after payment of all amounts set forth in (i) and (ii) of this Section 9, shall be applied to repay in the following order the then aggregate principal amount of (x) the A/R $2,000,000 Note, (y) New A/R Note 2, and (z) New A/R Note 1; provided, however, notwithstanding anything to the contrary provided herein or elsewhere, the Lender in its sole discretion may change the order of (x) the uses of each Amortization Payment as set forth in (i) - (iii) above, and/or (y) the order of the 3 Existing Notes in which principal shall be repaid with regard to an Amortization Payment from that as set forth in (iii) above, any changes described in (x) and (y) above will be automatically accomplished by the Lender providing to the Borrower written notice of each such change; provided, however, if all and/or any portion of any Amortization Payment is to be paid by the Borrower to the Lender on an Amortization Payment Date in Conversion Shares pursuant to and in accordance with and subject to the terms and conditions of the 3 Existing Notes, the Lender shall determine, in its sole and absolute discretion, the portion of each applicable Amortization Payment that shall be applied to each Note. Each Amortization Payment, whether payable in cash and/or in Conversion Shares, shall be paid pursuant to, in accordance with and subject to the terms and conditions set forth in each of the 3 Existing Notes, on the applicable Amortization Payment Date and in an aggregate amount on such Amortization Payment Date equal to the full Amortization Payment Amount, except as may otherwise be provided in the 3 Existing Notes.”

3)	Representations and Warranties of the Borrower.

(a)	This Agreement, each of the 3 Existing Notes, each of the 3 Existing Warrants and all transactions contemplated herein and therein have been duly and validly executed by the Borrower; the Borrower is authorized and has the power to enter into this Agreement, the 3 Existing Notes and the 3 Existing Warrants and perform all of the transactions set forth herein and therein (including, but not limited to, reducing the Conversion Price of the 3 Existing Notes and the Exercise Price of the 3 Existing Warrants and provided certain conditions are met by the Borrower as provided in the 3 Existing Notes, paying Amortization Payments in Conversions Shares), and this Agreement, the 3 Existing Notes and the 3 Existing Warrants all constitute valid binding obligations and agreements of the Borrower, enforceable against Borrower in accordance with their respective terms.

(b)	All necessary action has been taken by the Borrower including, but not limited to, by its Board of Directors and stockholders, if necessary, to authorize and effectuate all transactions set forth in this Agreement, the 3 Existing Notes and the 3 Existing Warrants.

(c)	No consents, approvals, permits and/or authorizations is required by any governmental and/or regulatory body including, but not limited to, FINRA, the SEC and/or Nasdaq not already obtained by the Borrower to effectuate the transactions set forth in this Agreement, the 3 Existing Notes and the 3 Existing Warrants and neither the execution, delivery of and the performance of the Borrower of the transactions contemplated by this Agreement, the 3 Existing Notes and the 3 Existing Warrants nor the effectuation of the transactions disclosed herein or therein will result in (or with the passage of time and/or the giving of notice could result in), an Event of Default, a default, breach, violation and/or an event of default of (i) any loan, instrument and/or other agreement that the Borrower and/or its Subsidiaries are a party to and/or any of their respective assets and/or properties are bound by or subject to, (ii) the bylaws or other charter documents of the Borrower and/or its Subsidiaries and/or (iii) result in the violation of any law; rule and/or regulation of any federal, state and/or regulatory body including, but not limited to, the SEC, FINRA and/or Nasdaq.

(d)	The issuance of the (i) 3 Existing Notes and all Conversion Shares issuable (x) upon conversion of the 3 Existing Notes, and (y) as payment in whole and/or in part of the Amortization Payment, and (ii) the 3 Existing Warrants and all Warrant Shares issuable upon exercise of the 3 Existing Warrants, are exempt (or will be with respect to the Conversion Shares and Warrant Shares), from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Rule 506 of Regulation D and/or Section 4(2) thereof; and the issuance of the Conversion Shares when issued upon each conversion of the 3 Existing Notes, and the Warrant Shares upon each exercise of the 3 Existing Warrants will vest in the Lender sole and exclusive title to such securities free from all Liens, encumbrances and/or other clouds on title and such securities will be when issued, fully paid, validly issued and non-assessable and not subject to any pre-emptive rights, rights of first refusal, or other similar rights.

(e)	The execution, delivery and performance of this Agreement, the 3 Existing Notes, the 3 Existing Warrants and the transactions contemplated hereby and thereby by the Borrower, (i) are within Borrower’s corporate powers, (ii) have been duly authorized by all necessary action by or on behalf of Borrower (and/or its shareholders to the extent required by law), (iii) have received all necessary and/or required governmental, regulatory and other approvals and consents (if any shall be required) on behalf of Borrower, (iv) do not and shall not contravene or conflict with any provision of, or require any consents under (a) any law, rule, regulation or ordinance, (b) Borrower’s organizational documents; and/or (c) any agreement binding upon Borrower or any of Borrower’s properties except as would not reasonably be expected to have a Material Adverse Effect, and (v) do not and will not result in, or require, the creation or imposition of any Lien and/or encumbrance on any of Borrower’s properties or assets pursuant to any law, rule, regulation or ordinance or otherwise.

(f)	As of the date hereof, no Event of Default, event of default and/or default has occurred (and/or with the passage of time could occur) under any of the Documents, including, but not limited to, the Loan Agreement, the 3 Notes, the 4 Warrants, the Security Agreement and/or any other agreement, instrument and/or documents to which the Borrower is a party to or pursuant to which any of its properties and/or assets are subject to; and taking into account, and assuming the occurrence of all of the transactions contemplated by and related to this Agreement, the 3 Existing Notes and the 3 Existing Warrants, no Event of Default, event of default and/or default has or shall occur (or with the passage of time could occur) under any of the Documents including, but not limited to, the Loan Agreement, the 3 Existing Notes, the 3 Existing Warrants, the Security Document and/or any other agreement, instrument and/or documents to which the Borrower is a party to or pursuant to which any of its properties and/or assets are subject to.

(g)	The 3 Existing Notes and the 3 Existing Warrants shall, except for the changes set forth in this Agreement, each of the 3 Existing Notes and the 3 Existing Warrants have the same rights, remedies and related items as the 3 Notes which the Lender exchanged pursuant to this Agreement for the 3 Existing Notes and the 3 Existing Warrants, which the Lender exchanged for the 2 A/R Notes and the Additional Warrant.

(h)	All warranties and representations made to Lender in the Loan Agreement (including, but not limited to, this Agreement) and other Documents are true and correct as to the date hereof and as of the Closing Date (other than those representations and warranties which by their express terms are limited solely to an earlier date).

4)	Representations and Warranties of Lender.

(a)	The Lender has all limited liability company power to enter into this Agreement and effectuate all of the transactions set forth herein, and when entered into by the Lender this Agreement will constitute a binding and enforceable agreement in accordance with its terms against the Lender.

(b)	All action has been taken by the Lender including, but not limited to, its Board of Directors and stockholders to effectuate and authorize all transactions set forth in this Agreement.

(c)	Lender is an “accredited investor” as such term is defined under the Securities Act.

5)	Lender’s Cost and Expenses. Each party hereto shall be responsible for its own fees and expenses in connection with the preparation, negotiation and entering into of this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, as a condition to the Closing and the Borrower’s obligation to enter into this Agreement, simultaneously with the Closing, the Borrower shall pay to the Lender’s legal counsel $45,000, which consists of (i) $5,000 of Lender’s Accrued Expenses, and (ii) $40,000 of legal fees payable to the Lender’s legal counsel plus any documented out-of-pocket expenses of such legal counsel of which $25,000 previously was paid (collectively, the “Lender’s Expenses”), shall be due and payable from the Borrower to legal counsel to the Lender upon execution of this Agreement and/or any of the 3 Existing Notes, all of which shall be paid in immediately available funds by wiring such funds to Lender’s counsel pursuant to wiring instructions provided to the Lender by Borrower.

6)	Conditions to Closing.

a.	Delivery of Documents to Lender. Notwithstanding anything provided in this Agreement, the Lender’s obligation to effectuate its obligations hereunder including, but not limited to, the Closing shall be subject to Lender receiving from the Borrower at or before the Closing, each of the following original properly executed and dated documents, in form and substance reasonably satisfactory to the Lender and its counsel, and where applicable, duly executed and recorded:

i.	Certificate of the Chief Accounting Officer of Borrower and certifying as to (a) copies of the Certificate of Incorporation and by-laws of the Borrower, as restated or amended as of and through the date of this Agreement; and (b) all actions taken and consents obtained by the Borrower, its Board of Directors and its shareholders, as applicable, to authorize the transactions provided for or contemplated under this Agreement and the execution, delivery and performance of this Agreement and the other documents including, but not limited to, the 3 Existing Notes and the 3 Existing Warrants;

ii.	This Agreement;

iii.	The 2 New A/R Notes;

iv.	The A/R $2,000,000 Note;

v.	The 2 New A/R Warrants;

vi.	The A/R Additional Warrant;

vii.	A certificate of Good Standing of the Borrower in the jurisdiction of Borrower’s place of incorporation;

viii.	Such other documents, certificates, opinions, instruments and/or other items reasonable requested by the Lender and/or its legal counsel.

b.	Delivery of Documents to the Borrower. Notwithstanding anything provided in this Agreement, the Borrower’s obligations hereunder including, but not limited to, to effectuate the Closing shall be subject to the Borrower receiving from the Lender on or before the Closing the following original properly executed and dated documents:

i.	This Agreement;

ii.	The 3 Notes which the 3 Existing Notes are being issued in exchange for and to amend and restate, and which 3 Notes shall be immediately cancelled by the Borrower; and

iii.	The 2 A/R Warrants and the Additional Warrant which the 3 Existing Warrants are hereby issued in exchange for to amend and restate, which 2 A/R Warrants and the Additional Warrant shall immediately be cancelled by the Borrower

iv.	The Restructuring Warrant, which shall be immediately cancelled by the Borrower.

7)	Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable by a court of competent jurisdiction, in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

8)	Amending the Loan Agreement and Other Documents. This Agreement, the 3 Existing Notes, the 3 Existing Warrants and the terms, provisions, conditions and agreements set forth herein and therein, are intended to and do amend the Loan Agreement , the 3 Notes, the 2 A/R Warrants and the Additional Warrant and the other Documents solely to the extent so directly and/or indirectly provided herein, in the 3 Existing Notes and in the 3 Existing Warrants, and to the extent any provisions, terms or other items in the Loan Agreement, the 3 Notes and the 2 A/R Warrants and the Additional Warrant and/or the other Documents should but are not expressly amended by this Agreement, 3 Existing Notes and/or 3 Existing Warrants, such provisions, terms and/or other items of the Loan Agreement, the 3 Notes and/or and the 2 A/R Warrants and the Additional Warrant and/or any of the other Documents shall be treated as being amended hereby and thereby to give effect to the intent and purposes of this Agreement, the 3 Existing Notes and the 3 Existing Warrants, as provided herein and/or therein.

9)	Ratification. Except as expressly modified herein, all terms, provisions and agreements in the Loan Agreement, the 3 Notes and the 2 A/R Warrants and the Additional Warrant are and shall remain in full force and effect.

10)	Reference to and Effect on Documents.

a.	Upon Closing, each reference to the Loan Agreement, the 3 Notes, the 2 A/R Warrants and the Additional Warrant, or the other Documents shall mean and be a reference to the Loan Agreement, the 3 Existing Notes, the 3 Existing Warrants and/or the other Documents, respectively, as amended hereby, and giving effect to Section 8.

b.	The execution, delivery and effectiveness of this Agreement, the 3 Existing Notes, the 3 Existing Warrants and/or any other provision herein or therein shall not, directly or indirectly, operate as a waiver and/or limitation of any right, power and/or remedy of the Lender nor constitute, directly or indirectly, a waiver and/or limitation of any provision of the Loan Agreement, the 3 Existing Notes, the 3 Existing Warrants and/or any other documents, instruments and agreements executed and/or delivered in connection therewith.

11)	Continuing Effect. Except as otherwise expressly provided herein, the Loan Agreement and all other Documents, as, if and to the extent amended hereby, shall continue to be in full force and effect and are hereby ratified and confirmed in all respects. To the extent that the Loan Agreement, the 3 Existing Notes, the 3 Existing Warrants and/or other Documents purports to pledge to the Lender, or to grant to the Lender, a security interest or Lien, such pledge or grant is hereby ratified and confirmed in all respects.

12)	Authority. Each of the undersigned expressly represents and warrants that (i) he, she or it has the authority to execute this Agreement on behalf of the party or parties to be bound by his, her or its signature, (ii) the execution, delivery and performance of this Agreement, the 3 Existing Warrants and the 3 Existing Notes has been duly authorized by all necessary action and (iii) this Agreement and the 3 Existing Notes and the 3 Existing Warrants are each a legal, valid and binding obligation enforceable in accordance with its terms.

13)	Entire Agreement. This Agreement, the 3 Existing Notes and the 3 Existing Warrants constitute the whole and entire agreement between the parties with respect to the subject matter expressly contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, related to the subject matter expressly contemplated in such documents and instruments are merged herein.

14)	Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions hereof.

15)	Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.

16)	Headings. Section headings herein are included for convenience of reference only and do not constitute a part of this Agreement for any other purpose.

17)	Governing Law. This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

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[Signature Page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the Effective Date.

BORROWER:	INTERCLOUD SYSTEMS, INC.

	By:	/s/ Daniel Sullivan
	Name:	Daniel Sullivan
	Title:	Chief Accounting Officer

LENDER:	GPB LIFE SCIENCE HOLDINGS LLC

	By:	/s/ David Gentile
	Name:	David Gentile
	Title:	Manager

[Remainder of Page Intentionally Left Blank]

[Signature Page to Amendment No. 2 to Bridge Financing Agreement]

EXHIBIT A

Form New of Second Amended and Restated $2,500,000
Aggregate Principal Amount 12% Senior Secured Convertible Note No. 1

EXHIBIT B

Form of New Second Amended and Restated $1,500,000 Aggregate
Principal Amount 12% Senior Secured Convertible Promissory Note No. 2

EXHIBIT C

Form of Amended and Restated $2,000,000
Aggregate Principal Amount 12% Senior Secured Convertible Note

EXHIBIT D

Form of 2nd Amended and Restated Warrant to Purchase 250,000 Warrant Shares

EXHIBIT E

Form of 2nd Amended and Restated Warrant to Purchase 150,000 Warrant Shares

EXHIBIT F

Form of Amended and Restated Warrant to Purchase 200,000 Warrant Shares